Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-80489, 333-104792, 333-110345 and 333-112058)
and the Registration Statement on Form S-8 (No. 333-112717) of FX Energy, Inc. and subsidiaries of our report dated February 20, 2004 relating to the consolidated financial statements, which appears in this form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 11, 2004